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                                   EXHIBIT 23



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-72576) pertaining to the 1981 Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-34107) pertaining to the Baldwin & Lyons, Inc. Deferred Directors Fee Option Plan, and the Registration Statement (Form S-8 No. 33-31316) pertaining to the Baldwin & Lyons, Inc. Employee Discounted Stock Option Plan of our reports dated March 9, 2007, with respect to the consolidated financial statements and schedules of Baldwin & Lyons, Inc., Baldwin & Lyons, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Baldwin & Lyons, Inc., included in the Annual Report (Form 10K) for the year ended December 31, 2006.



                                                           /S/ ERNST & YOUNG LLP


Indianapolis, Indiana
March 9, 2007